HURLEY & COMPANY




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

         We have read and agree with the comments in Item 4 of Form 8-K of E*twoMedia.com (formerly Nerox Energy Corporation) dated
February 9, 1999.


Hurley & Company

Granada Hills, California
February 9, 1999